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                                  EXHIBIT 99.2

[Reynolds & Reynolds Logo]                                                 NEWS
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             REYNOLDS AND REYNOLDS STRENGTHENS WEB AND CRM SOLUTIONS
                    THROUGH ACQUISITION OF THIRD COAST MEDIA

          Reynolds gains proven, flexible, scalable .NET technologies; Third Coast Media users join Reynolds' base of leading customers

DAYTON, OHIO, OCTOBER 2, 2003 - The Reynolds and Reynolds Company (NYSE: REY) today announced that it is acquiring Third Coast Media, an automotive retailing software company that provides Web and customer relationship management tools to nearly 1,000 automotive retailers.

Under the terms of the agreement, Reynolds will pay approximately $8 million in cash for the company. Third Coast Media's revenues for its fiscal 2003 are expected to be approximately $5 million.

Third Coast Media will augment Reynolds' existing capabilities in the design, development, deployment and hosting of the most effective Web-based software solutions available for automotive retailers. The solutions are built using the Microsoft .NET development framework.

"We see significant synergies between Third Coast Media and Reynolds," said Lloyd "Buzz" Waterhouse, Reynolds CEO, chairman and president. "Third Coast Media is a growing, profitable company that complements Reynolds Automark(R) Web Services and other Reynolds CRM solutions. Together, we will provide customers with `best of the best' capabilities unequaled elsewhere in the marketplace.

"With this strategic acquisition, we add significant new development competencies, extraordinary intellectual assets and some of the largest and most successful automotive retailers to our own impressive CRM capabilities and customer base," he said.

Stuart Lloyd, Third Coast Media CEO, and new head of Web Solutions for Reynolds, said, "Third Coast Media and Reynolds have proven themselves as the leaders in automotive technology solutions with the most demanding--and successful--retailers anywhere. In large measure, this is because we share the same philosophies and approaches toward automotive CRM."

     The combined customers of Reynolds and Third Coast Media include some of the largest and most successful retailers in the U.S. including AutoNation, Sonic Automotive, Asbury Automotive Group, Gulf States Toyota, Southeast Toyota, JM Lexus and Van Tuyl Auto Group. In addition, the organizations have OEM and organizational endorsements from Nissan North America, Inc. (including Infiniti); MINI USA (a division of BMW of North America, LLC); Scion (a division of Toyota Motor Sales, U.S.A., Inc.); American Honda Motor Co., Inc. (including Acura); BMW of North America, LLC; Mitsubishi Motors of North America, Inc., and the National Association of Minority Automotive Dealers (NAMAD).


Third Coast Media's Web development platform is called WebMakerX(R). It is a scalable Web Solution that can handle thousands of concurrent users across an array of load-balanced Web servers. In addition to WebMakerX, Third Coast Media offers the Web-based CarClient(R) CRM solution that will join the Reynolds Customer Management family of solutions.

"As the capabilities of both companies are combined the result will be a next generation of Web solutions that will be unsurpassed," Waterhouse said.

Presidio Merchant Partners LLC, a San Francisco-based investment bank, acted as financial advisor to Third Coast Media in the acquisition.

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ABOUT THIRD COAST MEDIA
Third Coast Media, headquartered in Richardson, Texas, is a privately-owned software company that builds thin-client Web-based CRM applications and dynamic data-driven Web sites for the automotive industry. Third Coast Media's WebMakerX and CarClient customers represents nearly 1,000 automotive clients throughout North America including AutoNation, Gulf States Toyota, Southeast Toyota and the Van Tuyl Auto Group along with several OEM endorsements.

ABOUT REYNOLDS AND REYNOLDS
Reynolds and Reynolds (www.reyrey.com) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. The Reynolds International Division serves automotive retailers and OEMs through Incadea AG and its partner network as well as a worldwide consulting practice.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                                                       REY0353

CONTACTS:
Paul Guthrie                                Mark Feighery
937.485.8104                                937.485.8107
kimberly_bird@reyrey.com                    mark_feighery@reyrey.com
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INVESTORS:

John E. Shave
937.485.1633
john_shave@reyrey.com
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